United States
Securities and Exchange Commission
Washington, DC  20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2011

DVL, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-8356	13-2892858
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

70 East 55th Street, 7th Floor, New York, NY		10022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 350-9900

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 28, 2011, DVL, Inc. (the “Company”) filed a Current Report on Form 8-K announcing the results of its Annual Meeting of Stockholders (the “Annual Meeting”).  At the Annual Meeting, the Company’s stockholders approved a proposal that authorized the Company’s Board of Directors to effect a reverse stock split of the Company’s outstanding Common Stock, par value $0.01 per share (“Common Stock”), at an exchange ratio of 1- for-7,500 shares (the “Reverse Stock Split”). As a result of the reverse stock split, every 7,500 shares of pre-split Common Stock issued and outstanding on February 7, 2011, the effective date of the Reverse Stock Split, will be converted into one post-split share of Common Stock, $0.01 par value per share.  Following the Reverse Stock Split, the total number of shares of Common Stock outstanding will be reduced to approximately six thousand shares.

As a result of the Reverse Stock Split, holders of certificates representing shares of pre-split Common Stock prior to the effective date have the right to receive, upon surrender of those certificates, post-split shares of Common Stock at the ratio of one share of post-split Common Stock for every 7,500 shares of pre-split Common Stock.  No fractional shares will be issued in connection with the Reverse Stock Split.  Instead, holders of pre-split shares of Common Stock who otherwise would have received fractional shares will receive an amount in cash equal to $0.14 per pre-split share.

Existing stockholders holding Common Stock certificates will receive a Letter of Transmittal from the Company’s transfer agent, Transfer Online, with specific instructions regarding the exchange of shares.

On February 7, 2011, The Company filed a Certificate of Amendment to its Certificate of Incorporation with the Delaware Secretary of State to effect the Reverse Stock Split, which is attached to this Current Report on Form 8-K as Exhibit 3.1(a).

Also on February 7, 2011, the Company filed and Amended and Restated Certificate of Incorporation, eliminating the authorized preferred stock, reducing the amount of authorized Common Stock from 50 million to 12 thousand, and restating its Certificate of Incorporation in its entirety. The Amended and Restated Certificate of Incorporation was approved by stockholders at the Special Annual Meeting on January 28, 2011. The Amended and Restated Certificate of Incorporation is attached to this Current Report on Form 8-K as Exhibit 3.1(b).

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

3.1(a)	Certificate of Amendment to Certificate of Incorporation of DVL, Inc.

3.1 (b)	Amended and Restated Certificate of Incorporation of DVL, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DVL, INC.

Dated: February 7, 2011	By:	/s/ Alan Casnoff
Alan Casnoff
President and Chief Executive Officer